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                                                                   Exhibit 10.13

                       AMENDMENT TO AGREEMENT AND CONSENT

This Amendment to Agreement and Consent (this "Amendment") is entered into as of July 31, 2000, by and among CYTOKINETICS, INC., a Delaware corporation ("Cytokinetics"), EXELIXIS, INC., a Delaware corporation formerly known as Exelixis Pharmaceuticals, Inc. ("Exelixis") and BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership ("Britannia")

                                    RECITALS

         A. Britannia, as "Landlord", and MetaXen, LLC, a Delaware limited liability company ("MetaXen") as "Tenant", entered into that certain Build-to-Suit Lease dated May 27, 1997 as amended by the First Amendment to Lease (the "First Amendment"), dated as of April 13, 1998 and the Second Amendment to Lease (the "Second Amendment"), dated as of July 20, 1999 (collectively, the "Master Lease") for the following described premises (the "Premises"):

                  Approximately 50,195 square feet in Building H located at Britannia Pointe Grand Business Park and commonly known as 280 East Grand Avenue, South San Francisco, California 94080.

         B. Pursuant to that certain Sublease Agreement dated May 1, 1998 as amended by the First Amendment to Sublease Agreement dated July 20, 1999 by and between Cytokinetics, as "Sublessee", and MetaXen, as "Sublessor" (the "MetaXen-Cytokinetics Sublease"), MetaXen leased to Cytokinetics a portion of the Premises consisting of approximately 13,750 leaseable square feet as more particularly described in the MetaXen-Cytokinetics Sublease.

         C. Pursuant to that certain Sublease Agreement dated as of March 1, 1999 by and between MetaXen and Exelixis (the "MetaXen-Exelixis Sublease"), MetaXen leased to Exelixis a portion of the Premises as described more particularly in the MetaXen-Exelixis Sublease.

         D. Pursuant to that certain Assignment and Assumption Agreement and Consent dated as of June 11, 1999 among Britannia, MetaXen, Exelixis and Xenova Group, PLC (the "Assignment and Assumption Agreement"), MetaXen assigned to Exelixis all of its right, title and interest in and to the Master Lease and Exelixis assumed all of MetaXen's obligations under the Master Lease.

         E. Pursuant to that certain Agreement and Consent dated as of July 20, 1999 by and among Britannia, Cytokinetics and Exelixis (the "Consent Agreement"), Exelixis agreed to assign its interest as "Tenant" under the Master Lease to Cytokinetics and Cytokinetics agreed to assume all obligations of Exelixis as "Tenant" under the Master Lease on the terms and conditions contained therein. The Consent Agreement provides that Britannia's consent to the assignment and assumption as described above, is subject to, among other matters, receipt by Britannia of warrants to purchase Cytokinetics' common stock; provided, however, that such right is subject to recission in the event the assignment and assumption fails to occur by July 31, 2000. In addition, the Consent Agreement provides for the occurrence of certain other events in the event the assignment and assumption fails to occur by July 31, 2000.

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         F.       The parties hereto desire to amend the Consent Agreement to extend the time frame for completing the assignment and assumption of the Master Lease.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

         Section 1. Amendment to Consent Agreement. The Consent Agreement is hereby modified as follows:

                  1.1. The last sentence of Paragraph l(a) of the Consent Agreement is hereby amended to read in its entirety as follows:

                  Such warrants shall also contain a provision by which they would be deemed rescinded in the event that Cytokinetics' assumption of the MetaXen Lease shall have failed to occur by September 30, 2000.

                  1.2 The last sentence of Paragraph 3 of the Consent Agreement is hereby amended to read in its entirety as follows:

                  In the event that the assignment and assumption of the MetaXen lease to and by Cytokinetics shall have failed to occur by September 30, 2000 for any reason other than a default by Cytokinetics in any of its obligations hereunder, Exelixis shall refund all amounts paid by Cytokinetics pursuant to this Section 3.

                  1.3. The last sentence of Paragraph 15 of the Consent Agreement is hereby amended to read in its entirety as follows:

                  Landlord shall hold the signed Memorandum of Termination of Agreement and is authorized to record it if either (i) this Agreement is terminated prior to the assignment and assumption of the MetaXen Lease to and by Cytokinetics becoming effective, or (ii) the assignment and assumption of the MetaXen Lease to and by Cytokinetics fails to become effective by September 30, 2000.

         Section 2. Ratification of Consent Agreement. Except as specifically amended hereby, all of the provisions of the Consent Agreement shall remain unamended and in full force and effect.

         Section 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

         Section 4. Severability. If any term, provision, covenant or condition of this Amendment or any application thereof should be held by a court of competent jurisdiction to be

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invalid, void or unenforceable, all terms, provisions, covenants and conditions hereof and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

         Section 5. Successor and Assigns. The provisions of this Amendment shall be binding upon and inure solely to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

         Section 6. Counterparts. This Amendment may be executed in any number of counterparts each of which shall be an original but all of which together shall constitute one agreement.

         Section 7. Incorporation of Recitals. The recitals set forth above are incorporated herein and made a part hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

CYTOKINETICS:

CYTOKINETICS, INC
a Delaware corporation

By: /s/ James Sabry
   -------------------------
Name: James Sabry
Its: CEO

By: /s/ Robert Blum
   -------------------------
Name: Robert Blum
Its: V.P., Business Development

EXELIXIS:

EXELIXIS, INC.
a Delaware corporation

By: /s/ George A. Scangos                    7-31-00
   ---------------------------------
Name: George A. Scangos, Ph.D.
Its: President and CEO

By: /s/ Glen Y. Sato                         7-31-00
   -----------------------------
Name: Glen Y. Sato
Its: CFO and VP, Legal Affairs

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BRITANNIA:

BRITANNIA POINTE GRAND LIMITED
PARTNERSHIP, a Delaware limited partnership

        By:  Britannia Pointe Grand, LLC, a California
             limited liability company, its General partner

             By: /s/ T. J. Bristow
                -------------------------
             Name: T. J. Bristow
             Its:  Manager

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